SUB-ITEM (Q1)(A):  EXHIBITS


FEDERATED STOCK AND
BOND FUND
Amendment No. 2
to the
DECLARATION OF TRUST
dated May 16, 2008


This Declaration of
Trust is amended as follows:

A.	Strike the
first paragraph of Section
 5 of Article III from the
Declaration of Trust and
substitute in its place the
following:

"Section 5.  Establishment
and Designation of Series
or Class.  Without limiting
the authority of the Trustees set forth in
Article XII, Section 8,
inter alia, to establish and
designate any additional Series
or Class or to modify the rights and
preferences of any existing
 Series or Class, the Series
and Classes of the Trust are
established and designated as:

Federated Stock and Bond Fund
Class A Shares
Class B Shares
Class C Shares
Class R Shares
Institutional Shares

	The undersigned hereby
certify that the above-stated
Amendment is a true and correct
Amendment to the
Declaration of Trust, as adopted
by the Board of Trustees at a
meeting on the 12th day of
August, 2010, to become
effective on December 31, 2010.

	WITNESS the due execution
hereof this 9th day of November, 2010.

/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James. F. Will